UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On April 20, 2009, Hiland Partners, LP (“Hiland Partners”) and Hiland Holdings GP, LP (“Holdings” and together with Hiland Partners, the “Hiland Companies”) announced that the Conflicts Committee of the Board of Directors of the respective general partners of each of the Hiland Companies has received a letter from Harold Hamm amending his previously announced proposals (the “Original Proposals”) to acquire all of the outstanding common units of each of the Hiland Companies that are not owned by Mr. Hamm, his affiliates or Hamm family trusts.
     Under the revised terms proposed by Mr. Hamm, Hiland Partners unitholders would receive $7.75 in cash per common unit, reduced from $9.50 in cash per common unit under the Original Proposals. Holdings unitholders would receive $2.40 in cash per common unit, reduced from $3.20 in cash per common unit under the Original Proposals. In his letter to each Conflicts Committee reducing the proposed merger consideration, Mr. Hamm cited the adverse effect that continued declines in natural gas prices and lower drilling activity along Hiland Partners’ systems have had on the Hiland Companies’ current and long-term projected throughput volumes, midstream segment margins and cash flows since his Original Proposals were delivered on January 15, 2009. Other than the reduced merger consideration discussed in this paragraph, Mr. Hamm has not modified the Original Proposals.
     Mr. Hamm is the Chairman of both Hiland Partners GP, LLC, the general partner of Hiland Partners, and Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings. In addition, Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC and approximately 61% of the outstanding common units of Hiland Holdings GP, LP. Hiland Holdings GP, LP owns 100% of Hiland Partners GP, LLC and approximately 37% of the outstanding common units of Hiland Partners, LP.
     The Board of Directors and the Conflicts Committee of each of Hiland Partners GP Holdings, LLC and Hiland Partners GP, LLC cautioned that they have only received the amended proposal and that no decisions have been made by either Board of Directors or their respective Conflicts Committees with respect to a response to the amended proposals. There can be no assurance that any definitive offer will be made, that any agreement will be executed, or that any transaction will be approved or consummated.
     A copy of the press release announcing the Conflicts Committee’s receipt of the amended proposal is being filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by Hiland Partners, LP on April 20, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Matthew S. Harrison Name: Matthew S. Harrison
Title: Chief Financial Officer, Vice President—Finance and Secretary
April 21, 2009